                                                                 Exhibit (h)(17)


                                 THE GALAXY FUND

                     TRANSFER AGENCY AND SERVICES AGREEMENT
                                 Amendment No. 8


                                                              ____________, 2000

PFPC, Inc.
4400 Computer Drive
Westborough, Massachusetts  01581

Dear Sirs:

        This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Transfer Agency and Services Agreement ("Agreement") between the Trust and PFPC, Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.) dated as of June 1, 1997 is herewith amended to provide that PFPC shall be the transfer agent and dividend disbursing agent for the Trust's Institutional Money Market Fund, Institutional Treasury Money Market Fund, Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Growth Fund II on the terms and conditions contained in the Agreement.

        If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                       Very truly yours,

                                       THE GALAXY FUND



                                       By:    ______________________
                                       Name:  John T. O'Neill
                                       Title: President

Accepted:

PFPC, INC.

By:     _________________________
Name:
Title: